Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Russ Zukowski, Vice President Finance
(770) 953-7505	(770) 953-7620
FOR IMMEDIATE RELEASE
— BLUELINX AGREES TO SUPPLY AGREEMENT BUY OUT —
ATLANTA — April 27, 2009 — BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, announced today that it has agreed to terminate the Master Purchase, Supply and Distribution Agreement (the “Supply Agreement”) between BlueLinx Corporation (“BlueLinx”) and Georgia-Pacific LLC (“Georgia-Pacific”), effective April 27, 2009. As previously announced on June 6, 2008, Georgia-Pacific provided BlueLinx with notice of its intent to terminate the Supply Agreement, effective May 7, 2010. Georgia-Pacific has agreed to pay BlueLinx $18,825,000 in exchange for BlueLinx’ agreement to cancel the Supply Agreement one-year earlier than the originally agreed upon date.
BlueLinx will continue to distribute Georgia-Pacific building products, including Engineered Lumber, which is covered under an exclusive three-year purchase agreement dated February 12, 2009. The early termination of the Supply Agreement also provides BlueLinx the opportunity to pursue strategic relationships with other suppliers and customers which were previously prohibited by the terms of the Supply Agreement.
“We have been distributing Georgia-Pacific building products for over 50 years and look forward to continuing what we believe is a more sustainable long-term relationship for both of our companies,” said George Judd, chief executive officer of BlueLinx. “We remain committed to working with our customers to provide them with high quality building products and superior service.”
First-Quarter Conference Call
BlueLinx will report its financial results for the first quarter before the market opens on May 6, 2009, and host a conference call at 10:00 a.m. Eastern Time on that day.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,000 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 70 warehouses. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

BlueLinx Supply Agreement Buy Out	Page 2 of 2
April 27, 2009
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that we distribute, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
###